SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 14, 2009

Constitution Mining Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Manuela Sáenz 323, Suite 706, Buenos Aires, Argentina C1107BPA
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  +54-11-5236 9978
_________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 14, 2009, Peter Wiget resigned as our Chief Financial Officer, Secretary and Treasurer.  There was no known disagreement with Mr. Wiget on any matter relating to the Company’s operations, policies or practices.  Also on May 14, 2009,  the board of directors appointed Kenneth Phillippe (Age: 56) to act as Chief Financial Officer, Secretary and Treasurer and hold this position until removed by the board of directors.

Mr. Phillippe previously served as our Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer from December 13, 2007 to August 20, 2008. Mr. Phillippe is a Chartered Accountant with over 25 years experience working with public companies in the capacities of director, officer, financial advisor or consultant. Mr. Phillippe obtained a Bachelor of Commerce degree from the University of British Columbia in 1976. He articled with Thorne Riddell (now KPMG) and obtained his professional accounting designation in 1981. In 1982, Mr. Phillippe established his own accounting practice. Between February 2000 and August 2005 he served in various positions including director, officer and chair of the audit committee of MDX Medical Inc., a Vancouver-based medical device company. Between January and December 2006, Mr. Phillippe served as chief financial officer of Columbia Goldfields Ltd., a junior gold mining company that is a reporting company under the Exchange Act. Since March 2006, Mr. Phillippe has served as Chief Financial Officer of Exchequer Resource Corp. (TSX-V (NEX)). Since October 2006, Mr. Phillippe has served as Chief Financial Officer and Secretary of Bold Ventures Inc., which was listed on the TSX-V on October 29, 2007. In addition, Mr. Phillippe served as the Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer of Amazon Goldsands Ltd. (f/k/a FinMetal Mining Ltd.), a reporting company under the Exchange Act, from October 2006 to September 2008.

There are no family relationships between Mr. Phillippe and any other of our directors or executive officers.

Mr. Phillippe has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Constitution Mining Corp.

/s/  Willem Fuchter
Willem Fuchter
Chief Executive Officer and Director

Date:    May 14, 2009